UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2017, Michael S. Helfer advised EP Energy Corporation (the “Company”) of his intent to retire from the Company’s Board of Directors (the “Board”) effective as of May 9, 2017, the day after the Company’s 2017 Annual Meeting of Stockholders.  Mr. Helfer informed the Company that he is retiring from the Board at age 71 to devote more time to travel, writing and philanthropic endeavors and that he is fully supportive of the Company, the Board and its management team.  Mr. Helfer also confirmed that his decision to retire did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its control or financial related matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: March 15, 2017	By:	/s/Marguerite N. Woung-Chapman
Marguerite N. Woung-Chapman
Senior Vice President and General Counsel

EP ENERGY LLC

By:	/s/Marguerite N. Woung-Chapman
Marguerite N. Woung-Chapman
Senior Vice President and General Counsel

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